EXHIBIT 10.3

                            ADDITIONAL AGREEMENT

This additional Agreement (the "Agreement") is made and entered into as of January 18, 2000, by and between Quintek Technologies, Inc. ("Quintek/Licensor"), a California corporation having its principal place of business at 537 Constitution Ave., Suite B, Camarillo, California, 93012 USA, and Qtek Aperture Card AB ("Qtek/Licensee"), a Swedish Company, having its principal place of business at Kyrkogardsgatan 38, 69 133 Karlskoga, Sweden.

                                 Recitals

WHEREAS Quintek owns intellectual property rights and has licensed certain intellectual property rights to Qtek and undertaken a purchase commitment towards Qtek in exchange for shares in Qtek;

WHEREAS Quintek and Qtek wants to have other parts of their relation in a separate agreement;

NOW THEREFORE for and in consideration of the mutual covenants and agreement herein contained, the parties hereto agree as follows:

                                 Agreement

Purchase by Quintek
-------------------

In addition to the purchase commitment regarding the 30 4303 units in the License Agreement Quintek undertakes to, during the term of the 4300 License Agreement, to purchase its need of 4305 units and spare parts exlusively from Qtek but subject to the terms and exceptions in the License Agreement. These purchases shall be made after the fulfillment of the first 30 purchases under the License Agreement and under such terms and conditions which are reasonable for both parties.

The price (not including, VAT, import-export cost etc.) for each purchase shall be at least all reasonable manufacturing costs plus a margin of 10 %.

Purchase by Qtek
----------------

Qtek undertakes to, during the term of the 4300 License Agreement, to purchase its need of aperture card media and 4303 units and spare parts exclusively from Quintek. These purchases shall be made under such terms and conditions which are reasonable for both parties.

The price (not including, VAT, import-export cost etc.) for each purchase shall be cost plus a margin of 10%.

Reasonable Terms and Conditions
-------------------------------

If the parties do not agree on specific terms and conditions for the above referred purchases shall the international rules and principles regarding purchase of goods be applicable.
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Miscellaneous
-------------

This Agreement may not be assigned by either party without the prior written consent of the other party.

This Agreement shall be governed by and interpreted in accordance with the 4300 License Agreement and the laws of Sweden.

The duly authorized officers of each party have signed this Agreement.


Qtek Aperture Card AB

____________________________________
By: Christer Karstrom, Chairman


Quintek Technologies, Inc. A California Corporation

___________________________________
By: Thomas W. Sims, President & CEO